UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
May 10, 2006

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

        Certain portions of our press release dated May 10, 2006, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 2.02.  They are as follows:

  The introductory sentence, and the first, certain portions of the second, third,  certain portions of the fourth, and fifth paragraphs, all relating to income and expense for the first quarter of fiscal year ending December 31, 2006
  The sixth paragraph relating to balance sheet items
  The ninth paragraph relating to the conference call to be held on May 11, 2006
  The consolidated statements of income and consolidated balance sheet.

        In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 2.02 in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

        Certain portions of our press release dated May 10, 2006, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 7.01 and Regulation FD. They are as follows:

  Certain portions of the second and fourth paragraphs relating to product launches and roll-outs
  The seventh paragraph relating to 2006 guidance
  The tenth paragraph relating to a general business statement of our company
  The eleventh paragraph relating to forward looking information.

        In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01 and Regulation FD in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 8.01. Other Events.

        The eighth paragraph of our press release dated May 10, 2006 relating to payment of quarterly dividends is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated May 10, 2006 is furnished, except for the eighth paragraph referred to in Item 8.01.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 10, 2006

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President